EXHIBIT 10.9

Metropolitan Health Networks, Inc.

500 Australian Avenue South, Suite 1000

West Palm Beach, Florida 33401

December 27, 2002

Laurus Master Fund, Ltd.

c/o Laurus Capital Management, LLC

152 West 57th Street, 4th Floor

New York, New York 10019

Attn:  Mr. David Grin

Dear Mr. Grin:

In connection with the investments by Laurus Master Fund, Ltd. (“Laurus”) in Metropolitan Health Networks, Inc. (the “Company”), we have asked you to agree to the following:

1.

Section 4.1 of the Note in the original principal amount of $344,225, dated July 31, 2002, shall be amended, so that that the schedule set forth in such section shall read as follows:

Repayment Date	Monthly Amount
August 20, 2002	$12,926.89
September 20, 2002	$12,926.89
October 20, 2002	$19,390.34
November 20, 2002	$19,390.34
December 20, 2002	$0.00
January 20, 2003	$32,758.73
February 20, 2003	$32,758.73
March 20, 2003	$32,758.73
April 20, 2003	$32,758.73
May 20, 2003	$48,495.74
June 20, 2003	$48,495.74
July 20, 2003	$51,564.14

2.

Section 4.1 of the Note in the original principal amount of $1,200,000, dated March 6, 2002, as amended on July 31, 2002, shall be further amended, so that that the schedule set forth in such section shall read as follows:

Repayment Date	Monthly Amount
August 20, 2002	$37,073.11
September 20, 2002	$37,073.11
October 20, 2002	$55,609.66
November 20, 2002	$55,609.66
December 20, 2002	$0.00
January 20, 2003	$93,948.98
February 20, 2003	$93,948.98
March 20, 2003	$93,948.98
April 20, 2003	$93,948.98
May 20, 2003	$139,081.22
June 20, 2003	$139,081.22
July 20, 2003	$147,881.10

1.

The Company will make an immediate cash payment to Laurus of $30,634.43, consisting of $16,774.77 of interest and $13,859.66 of other fees.  This payment shall be made by wire to the account below.  Upon receipt of such payment, Laurus will return the Company’s check it currently holds to the Company and mark it “Void.”

Bank of America, NA

ABA# 121000358

Account Name: Banc of America Securities, LLC

Account #: 1233932118

For Further Credit To: Laurus Master Fund, LTD.

Account #: 313-15751

2.

The Company will issue to Laurus a Warrant to purchase 40,625 shares of the Company’s common stock at an exercise price of $.32 and exercisable for 5 years from the date of issuance.  The shares underlying this warrant shall be included in an effective registration statement no later than March 31, 2003.  The issuance of this Warrant by the Company will not trigger any anti-dilution provisions pursuant to any of the transaction documents between Laurus and the Company.

3.

The Company confirms that, including the Warrant issuable hereunder, Laurus currently holds Warrants to purchase an aggregate of 405,625 shares of the Company’s common stock.

4.

Laurus confirms that an Event of Default does not currently exist under the Notes.

5.

If the Company fails to comply with any of the provisions of this letter agreement, then it will be considered an Event of Default under the Notes issued by the Company to Laurus.

6.

There are no further modifications to any of the transaction documents between Laurus and the Company and all such documents, and amendments thereto, remain in full force and effect.

If you consent to the foregoing, please sign the enclosed copy of this letter and return it to us.

Very truly yours,

METROPOLITAN HEALTH NETWORKS, INC.

By:_____________________

      Name:

      Title:

Accepted and Agreed:

Laurus Master Fund, Ltd.

By:_____________________

Name:

Title: